UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On June 19, 2018, Clean Harbors, Inc. (the “Company”) issued a press release announcing that it is commencing a tender offer (the “Tender Offer”) to purchase for cash any and all of the Company’s $400.0 million outstanding aggregate principal amount of 5.25% senior notes due 2020 (the “Notes”), The terms of the Tender Offer are detailed in the Company’s Offer to Purchase and Consent Solicitation dated June 19, 2018 (the “Offer to Purchase”) and a related Letter of Transmittal.

The Tender Offer will expire at 11:59 p.m., New York City time, on July 17, 2018 unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders of Notes which validly tender their Notes pursuant to the offer by 5:00 p.m., New York City time, on July 2, 2018 unless extended (such date and time, as the same may be extended, the “Early Tender Date”), will be paid, for each $1,000 principal amount of Notes accepted for purchase, cash in an amount equal to $1,003.05 (the “Total Consideration”), which includes an early tender payment of $50.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Payment”). Holders which validly tender their Notes after the Early Tender Date but on or prior to Expiration Date will be paid, for each $1,000 principal amount of the Notes accepted for purchase, cash in an amount equal to the Total Consideration minus the Early Tender Payment, or $953.05 (the “Tender Offer Consideration”). There will be a single payment date, currently expected to be July 19, 2018, for all Notes which are validly tendered and accepted for purchase regardless of whether such Notes are tendered on or prior to the Early Tender Date. Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on July 2, 2018, unless extended.

In addition to the applicable Total Consideration or Tender Offer Consideration, as applicable, all Notes accepted for purchase will also receive accrued and unpaid interest on such Notes from the last interest payment date to, but not including, the payment date.
For additional information concerning the foregoing, a copy of the Company’s press release dated June 19, 2018 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the press release attached as an exhibit hereto is an offer to purchase any Notes. The Tender Offer is only being made pursuant to the Offer to Purchase and the related Letter of Transmittal.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith (furnished solely for purposes of Item 8.01 of this Form 8-K):

Exhibit No.	Description
99.1	Press Release of the Company, dated June 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

June 19, 2018	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer